Exhibit 10.1

AGREEMENT

THIS AGREEMENT, effective the 5th day of July, 2022, by and between WESBANCO BANK, INC., hereinafter referred to as “Bank” and JEFFREY H. JACKSON, hereinafter referred to as “Employee”, and WESBANCO, INC., a West Virginia corporation, hereinafter referred to as “Wesbanco”.

WHEREAS, Employee will begin serving as Senior Executive Vice President and Chief Operating Officer of WesBanco and President and Chief Operating Officer of the Bank, as of the date hereof; and

WHEREAS, the Bank wishes to assure itself of the Employee’s full time employment and continuing services in an executive capacity.

WITNESSETH THAT: In consideration of the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:

1. EMPLOYMENT. The Bank hereby agrees to employ, and Employee hereby agrees to such employment at Bank in the above designated capacities. In these capacities, Employee shall be answerable to the Chief Executive Officer of the Bank and the Board of Directors of the Bank and such other officers of Wesbanco, the parent company of the Bank, as the Board of Directors of Wesbanco shall direct. Employee shall perform such duties, compatible with his employment under the Agreement, as the Bank, and Wesbanco, from time to time, may assign to him.

2. COMPENSATION. As compensation for the performance of the services specified in Paragraph 1 and the observance of all of the provisions of this Agreement, the Bank agrees to pay Employee, and Employee agrees to accept, the following amounts and benefits during his term of employment with full time employment beginning on August 15, 2022:

(A) Salary at a rate to be determined by the Board of Directors of the Bank, with notice to be given to Employee in May of each calendar year, but in no event shall Employee’s salary be less than Seven Hundred Thousand Dollars ($700,000.00) per year, plus any increases granted by the Board of Directors after the date hereof, and payable in equal biweekly installments; and

(B) Participation in the Wesbanco, Inc. Key Executive Incentive Bonus, Option and Restricted Stock Plan (“Incentive Plan”), Annual Cash Incentive Awards up to 75% of base salary, subject to adjustment up to a maximum of 82.5% based on performance, prorated for the first year and on a calendar year basis thereafter; and

(C) Signing Bonus consisting of an award of Twelve Thousand Five Hundred (12,500) shares of restricted Wesbanco, Inc. common stock issued under the Incentive Plan Restricted Stock program with a three (3) year cliff vesting period expiring on the third anniversary of this Agreement; and

(D) Participation in the Incentive Plan Annual Stock Option and Restricted Stock awards at 90% of base salary, with 80% thereof time based, and 20% thereof performance based, all as determined by the Compensation Committee each year; and

(E) Participation in the performance based restricted stock issued under the Total Shareholder Return Plan (“TSRP”) from the pool based on percentage of salary, in February of each year.

(F) Housing relocation expense, including the cost of the physical move of your family and household items to your new location, including closing costs on the sale of your current home, and your closing costs on the purchase of a new home, this latter provision subject to the condition that the Bank provides any necessary financing of the new home, and provided such sale occurs, or such relocation is consummated on or before the first anniversary of the date of this Agreement; and

(G) Upon execution of this Agreement, you will be paid a one-time cash bonus of Four Hundred Thousand Dollars ($400,000), subject to the express condition that if you voluntarily terminate your employment with the Bank within three years of the date of this Agreement other than for Good Reason as defined in the Change of Control Agreement between Bank and Employee (the “Change of Control Agreement”), you shall be obligated to repay said amount within thirty days of such termination; provided, however, that Employee shall give written notice of the existence of such Good Reason condition to the Bank within thirty (30) days of an occurrence thereof and the Bank shall fail to remedy or cure such condition within thirty (30) days after the date such notice is provided by Employee.

(H) Such other miscellaneous benefits and perquisites as the Bank provides to its executive employees generally, including the following: (i) Medical, Dental, and Vision Insurance; (ii) Life and AD&D Insurance equivalent to three times your annual base pay up to a cap of $500,000; (iii) Short & Long-term Disability Insurance; (iv) Participation in our 401(k) Plan; (v) eligibility in 2022 for up to 30 PTO days (based on date of hire); and (vi) eligibility in 2022, for eleven paid holidays (based on date of hire).

3. ACCEPTANCE OF EMPLOYMENT. Employee accepts the employment provided for herein, at the salary set forth above, and agrees to devote his talents and best efforts to the diligent, faithful, and efficient discharge of the duties of his employment, and in furtherance of the operations and best interests of Bank, and observe and abide by all rules and regulations promulgated by Bank for the guidance and direction of its employees and the conduct of its business, operations, and activities. Employee further agrees to relocate to the Wheeling area within the first anniversary of the date of this Agreement.

4. TERM OF AGREEMENT. The employment term provided for herein shall consist of a specific term, beginning on the 5th day of July, 2022, and ending on the 31st day of December, 2023. Upon expiration of the term of this Agreement, Employee shall become an employee at will, subject to the employment policies of the Bank.

5. CONFIDENTIAL INFORMATION. Without the prior written consent of Bank, Employee shall not, directly or indirectly, divulge to any person, or use for his own benefit, any confidential information concerning the business, affairs, or customers of Bank, acquired by him during his employment with Bank or during the performance of his duties hereunder, it being the intent of Bank and Employee to restrict Employee from disseminating or using any information which is unpublished and not readily available to the general public.

6. NON-SOLICITATION OF EMPLOYEES. Notwithstanding any termination of this Agreement upon expiration of the term hereof or for any other reason, by accepting this Agreement, the Employee agrees that he will not, for a period of one (1) year after the termination of his employment with Bank for any reason directly or indirectly solicit, induce, confer or discuss with any employee of the Bank or attempt to solicit, induce, confer or discuss with any employee of the Bank the prospect of leaving the employ of the Bank or the subject of employment by some other person or organization. Employee further agrees that during his employment with the Bank and for a period of one (1) year thereafter he will not directly or indirectly hire or attempt to hire any employee of the Bank for some other person or organization.

7. CUSTOMER INFORMATION. Any and all information disclosed by Bank to Employee relating in any way to customers of Bank (“Customer Information”) shall be deemed to be confidential information. Customer Information shall consist of all material information, whether or not marked as confidential, that Employee receives from Bank or from any other source on Bank’s behalf, whether written, verbal, magnetic, electronic or in any other form. Customer Information shall consist of all Bank customer-related information that would permit identification of the customer traceable to the customer’s account information, including any nonpublic personal information as defined by federal law, including, but not limited to, the Gramm-Leach-Bliley Act (15 U.S.C. §§ 6801 and 6805) as it may be amended, any regulations promulgated thereunder and any other Customer Information protected by applicable state or federal law, rule or regulation. Employee shall not use Customer Information for any purpose other than as reasonably necessary to fulfill the terms of this Agreement, and shall not disclose Customer Information to any third person without the prior consent of Bank. Employee shall not make Customer Information available to any third parties except those with a need to know in conjunction with the performance of the services hereunder. Employee agrees to implement appropriate measures to ensure the security and confidentiality of all Customer Information in Employee’s possession from time to time, including protecting against any anticipated threats or hazards to the security or integrity of the Customer Information and protecting against unauthorized access to or use of Customer Information that could result in substantial harm or inconvenience to any customer of Bank. Employee also agrees to permit Bank to review the security procedures of Employee, upon reasonable notice, to insure compliance with the provisions of the Gramm-Leach-Bliley Act and its implementing regulations.

8. MISCELLANEOUS BENEFITS. This Agreement is not intended, and shall not be deemed to be in lieu of any rights, benefits, and privileges to which Employee may be entitled as an Employee of Bank under any retirement, 401k, profit sharing, insurance, hospital, bonus, vacation, or other plan or plans which may now be in effect or which may hereafter be adopted by Bank, it being understood that Employee shall have the same rights and privileges to participate in such plans and benefits, as any other employee, during the period of his employment.

9. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Bank’s successors and assigns, including, without limitation, any company or corporation which may acquire substantially all of Bank’s assets or business, or with, or into which Bank may be merged or otherwise consolidated.

10. TERMINATION. The Employee’s employment hereunder shall terminate upon the earliest to occur of any one of the following:

(A) By the Bank for cause, after thirty (30) days written notice to Employee. Cause for purposes of this Agreement shall mean as follows:

(i) An act of dishonesty, willful disloyalty or fraud by the Employee that the Bank determines is detrimental to the best interests of the Bank; or

(ii) The Employee’s continuing inattention to, neglect of, or inability to perform, the duties to be performed under this Agreement other than as a result of Employee’s death or disability, and Employee fails to cure the same within thirty (30) days of Employee’s receipt of written notice from the Bank specifying the same in reasonable detail, or

(iii) Any other breach of the Employee’s covenants contained herein or of any of the other terms and provisions of this Agreement, and Employee fails to cure such breach within thirty (30) days of Employee’s receipt of written notice from the Bank specifying such breach in reasonable detail, or

(iv) The deliberate and intentional engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Bank.

(B) After the initial term of this Agreement, Employee or Bank shall have the right to terminate this Agreement and Employee’s active employment hereunder at any time upon ninety (90) days written notice to the Bank.

(C) Upon the death of Employee, this Agreement shall automatically terminate.

(D) Employee shall have the right at any time to terminate this Agreement and Employee’s active employment hereunder for Good Reason.

In addition, Employee may terminate this Agreement and Employee’s active employment hereunder at any time to the extent provided for in the Change of Control Agreement.

11. EFFECT OF TERMINATION. In the event of a termination of this Agreement, Employee shall be paid the following severance benefits, payable promptly after the date of termination of his employment, in the following manner:

(A) In the event that this Agreement is terminated by the death of Employee, this Agreement shall be deemed to have been terminated as of the date of such death except, however, that Bank shall pay to the surviving spouse of Employee, or in lieu thereof, to Employee’s estate, an amount equal to six months of the base salary at his then current base rate.

(B) In the event that this Agreement is terminated by Employee and Bank by mutual agreement, then Bank shall pay such severance benefits, if any, as shall have been agreed upon by Bank and Employee.

(C) In the event that Bank attempts to terminate this Agreement, other than for cause, death of Employee, or by mutual agreement with Employee, in addition to any other rights or remedies which Employee may have, Employee shall receive an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary Employee would have received had he continued to be employed pursuant to this Agreement throughout the end of the term of this Agreement.

(D) In the event Bank terminates this Agreement for cause or Employee voluntarily terminates this Agreement without Good Reason, no severance benefits shall be payable hereunder.

12. DELEGATION OF DUTIES, ASSIGNMENT OF RIGHTS, AND AMENDMENT. Employee may not delegate the performance of any of his obligations or duties except as to such duties as may be performed by employees of Bank in the ordinary course of their duties, nor assign any rights hereunder without the prior written consent of Bank. Any such purported delegation or assignment in the absence of such written consent shall be void. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

13. INCORPORATION BY REFERENCE. Employee acknowledges that Wesbanco has adopted a Code of Business Conduct and Ethics and an Insider Trading Policy and those copies of the same have been provided to Employee in anticipation of the performance of services by Employee hereunder. Employee agrees to abide by the Code of Business Conduct and Ethics and the Insider Trading Policies of Wesbanco as in existence as of the date hereof, and as may be amended, from time to time, and adopted and disclosed to Employee. The terms and provisions of the Code of Business Conduct and Ethics and the Insider Trading Policy are hereby incorporated into this Agreement by this reference thereto.

14. ENTIRE UNDERSTANDING; AMENDMENT. This Agreement supersedes all previous agreements between Employee and Bank and contains the entire understanding and agreement between the parties with respect to the subject matter hereof, and cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement executed by both parties.

15. CERTAIN OBLIGATIONS OF WESBANCO. While the parties acknowledge that certain provisions of this Agreement may be unenforceable in some respects against the Bank, pursuant to applicable banking law, it is nonetheless the intention of the parties to create pursuant to this Agreement a valid employment for a definite term with specified benefits. As an inducement for Employee and Bank to enter into this Agreement whereby Employee would be employed by Bank for a definite term, Wesbanco hereby undertakes the independent, separate and unconditional obligation to Employee to pay all amounts which are or may become due to Employee under this Agreement as set forth herein, regardless of the status of the direct or indirect enforceability or validity of Bank’s obligation to pay any or all such amounts as may be due hereunder to Employee; provided, however, that for purposes of this Paragraph 16, Wesbanco shall be obligated to the Employee for any bonuses or any increases in base salary in excess of the rate of Seven Hundred Thousand Dollars ($700,000.00) per annum only to the extent that it has consented to such bonuses or increases. Wesbanco also acknowledges that it may or may not be entitled to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder for any payments Wesbanco may make to Employee; and Wesbanco hereby specifically waives any rights it may otherwise have to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder in the event that such payments as are made by Wesbanco would be unenforceable or invalid for any reason against Bank.

16. VOLUNTARY TERMINATION. The parties anticipate that upon the expiration of the stated term of this Agreement on December 31, 2023, that Employee will be extended a new contract of employment as President and Chief Executive Officer of the Bank and Wesbanco on terms equally or more beneficial to Employee as those set forth herein. In the event such new contract is not extended to Employee, then Employee shall have the option to voluntarily terminate his employment as of such date and shall be released from the obligation to repay the cash bonus in the amount of Four Hundred Thousand Dollars ($400,000.00) as set forth in Paragraph 2(G) hereof.

17. MISCELLANEOUS. The invalidity or unenforceability of any term or provision of this Agreement as against any one or more parties hereto, shall not impair or effect the other provisions hereof or the enforceability of said term or provision against the other parties hereto, and notwithstanding any such invalidity or unenforceability, each term or provision hereof shall remain in full force and effect to the full extent consistent with law.

18. GOVERNING LAW AND ENTIRE AGREEMENT. This Agreement shall be construed and governed in accordance with the laws of the State of West Virginia, contains the entire agreement between the parties with respect to the services contemplated herein, and supersedes all previous agreements between the parties hereto.

IN WITNESS WHEREOF, Bank and Wesbanco have caused these presents to be signed and their corporate seals to be hereto affixed, and Employee has hereto affixed his signature, at Wheeling, West Virginia, as of the day and year first above written.

WESBANCO BANK, INC.

By /s/ Todd F. Clossin
Its President/CEO

(SEAL)

ATTEST:

/s/ Veronica M. Berisford

Secretary

/s/Jeffrey H. Jackson (SEAL)
JEFFREY H. JACKSON

WESBANCO, INC.

By /s/ Todd F. Clossin
Its President/CEO

(SEAL)

ATTEST:

/s/ Veronica M. Berisford

Secretary

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